UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the joint press release issued by Aquila, Inc. and Great Plains Energy Incorporated on April 4, 2007.

GREAT PLAINS ENERGY AND AQUILA FILE ACQUISITION APPROVAL APPLICATIONS IN MISSOURI AND KANSAS

Kansas City, MO (Apr. 4, 2007) – Great Plains Energy Incorporated (NYSE: GXP), its public utility subsidiary Kansas City Power & Light Company (KCP&L) and Aquila, Inc. (NYSE: ILA) today filed applications with the Missouri Public Service Commission and the Kansas Corporation Commission seeking approval of the proposed acquisition by Great Plains Energy of Aquila. The parties announced the proposed merger of Aquila and a subsidiary of Great Plains Energy, with Aquila surviving the merger and becoming a wholly-owned subsidiary of Great Plains Energy, on February 7, 2007.

In the applications, the companies stated the transaction will provide benefits for customers, communities and investors. In particular, Great Plains Energy anticipates that the transaction will result in significant synergies, economies of scale and efficiencies, which are currently estimated to be approximately $500 million over the five year period of 2008-2012, with costs to achieve (including transaction costs) of approximately $181 million.

In Missouri, the companies have requested that Aquila be authorized to use an additional amortization mechanism to maintain credit ratios once Aquila achieves financial metrics necessary to support an investment-grade credit rating. This mechanism is similar to the one used in KCP&L’s last rate case. Aquila and KCP&L also requested authorization to amortize transaction and incremental transition-related costs over five years, and to collectively retain for a five year period 50 percent of any synergy savings resulting from the transaction. The companies are not seeking to recover any acquisition premium. In Kansas, the companies requested similar regulatory treatment of costs and synergies only for KCP&L; no regulatory treatment was requested for Aquila, as it will be selling its non-Missouri utility operations to Black Hills Corporation immediately before the merger closes.

Aquila further requested approval in Missouri to distribute to Great Plains Energy approximately $677 million of the proceeds from the sale of its non-Missouri utility operations to Black Hills to fund substantially all of the cash portion of the merger consideration payable to its shareholders by Great Plains Energy.

These regulatory applications, along with the regulatory applications filed by Aquila and Black Hills today with respect to the sale of Aquila’s non-Missouri operations to Black Hills, are the first joint regulatory filings made by Great Plains Energy and Aquila regarding the proposed acquisition. The companies expect to file an application with the Federal Energy Regulatory Commission and to file Hart-Scott-Rodino antitrust notifications in the future. Great Plains Energy expects that, upon closing of the transaction, Aquila will be renamed and its operations integrated with KCP&L operations.

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Great Plains Energy, headquartered in Kansas City, Mo., is the holding company for KCP&L, a leading regulated provider of electricity in the Midwest, and Strategic Energy, LLC, a competitive electricity supplier. The company's website is www.greatplainsenergy.com.

Based in Kansas City, Mo., Aquila owns electric power generation and operates electric and natural gas transmission and distribution networks serving nearly 1 million customers in Colorado, Iowa, Kansas, Missouri and Nebraska. More information on Aquila is available at www.aquila.com.

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy’s expectations; the actual resulting credit ratings of Great Plains Energy or Aquila or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy and Aquila are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com and www.aquila.com, respectively. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by directing a request to Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.